UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On May 3, 2024, Trimble Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended March 29, 2024. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing.
Item 8.01 Other Items.
Subsequent to the filing of the Company’s Form 10-K, Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, informed the Company that in preparing for an upcoming Public Company Accounting Oversight Board (“PCAOB”) inspection, EY had identified concerns regarding the design and execution of certain information technology (IT) and other controls for revenue-related systems and processes as of December 29, 2023 that had not been evaluated.
On May 2, 2024, the Audit Committee of the Board of Directors of the Company and management, after discussion with EY, concluded there was an additional material weakness related to certain information technology (IT) and other controls for revenue-related systems and processes as of December 29, 2023 that was not previously disclosed in Management’s Annual Report on Internal Control over Financial Reporting.
As a result, Management’s Report on Internal Control Over Financial Reporting included in Item 9A of the Company’s fiscal 2023 10-K, filed with the SEC on February 26, 2024, and EY’s opinion relating to the effectiveness of the Company’s internal control over financial reporting as of December 29, 2023, should no longer be relied upon for the matter described above. In addition, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective as of December 29, 2023 due to the material weakness in internal control over financial reporting described above.
EY has not withdrawn its audit report on the financial statements included in the Company’s 2023 Form 10‑K.
The Company intends to delay the issuance of its full financial results for its first quarter ended March 29, 2024, until both the Company and EY complete an assessment of the impacts of the matters noted above. It is expected that these assessments will not be completed in time for the Company to file its Form 10-Q for the first quarter ended March 29, 2024, by the due date. As a result of this delay, the Company expects that it will have to notify NASDAQ that it will not be in compliance with its listing rules. The Company also intends to amend its Form 10-K to reflect management’s and EY’s assessment of internal control over financial reporting as of the period covered by such report. The Company intends to reschedule its annual shareholder meeting, which is expected to be held after the amended Form 10-K is filed.
Forward-Looking Statements
This document and the exhibits contain forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the effectiveness of the Company’s internal controls, the further impact to the Company including that EY is not expected to withdraw its audit report, and the Company’s expectation as to the anticipated timing of the filing of the Company’s Form 10-Q for the quarter ended March 29, 2024. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of EY’s completion of its additional audit procedures. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 3, 2024 related to the Company's financial results for the quarter ended March 29, 2024
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: May 3, 2024	By:	/s/ David G. Barnes
David G. Barnes
Chief Financial Officer